SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 14, 1999


                    FRANCHISE FINANCE CORPORATION OF AMERICA
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             (Exact name of Registrant as Specified in Its Charter)


          Delaware                     1-13116                 86-0736091
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(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)        Identification Number)


                17207 North Perimeter Drive, Scottsdale, AZ 85255
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               (Address of Principal Executive Offices) (Zip Code)


                                 (480) 585-4500
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               Registrant's telephone number, including area code


                                      None
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          (Former Name or Former Address, if Change Since Last Report)

ITEM 5. OTHER EVENTS

     On December 14, 1999, FFCA Acquisition Corporation, a wholly owned subsidiary of Franchise Finance Corporation of America ("FFCA"), entered into a Master Loan Purchase Agreement (the "Master Loan Purchase Agreement") with Washington Mutual Bank, FA ("Washington Mutual") for the sale and purchase of commercial loans. Prior to the origination and sale of loans, the Master Loan Purchase Agreement will be assigned by FFCA Acquisition Corporation to a subsidiary of FFCA which will not be a qualified subsidiary under the real estate investment trust provisions of the Internal Revenue Code of 1986, as amended. As part of the Master Loan Purchase Agreement, loans originated by such subsidiary will be purchased by Washington Mutual. Under the terms of a related servicing agreement (the "Servicing Agreement"), FFCA will receive servicing income on loans which are sold to Washington Mutual. The Master Loan Purchase Agreement has a term of three years, with two one-year renewal options.

     In consideration of the execution of the Servicing Agreement by FFCA, FFCA will guarantee (the "Guaranty") the obligations of FFCA Acquisition Corporation to Washington Mutual under the Master Loan Purchase Agreement. These obligations are not anticipated to be material to FFCA. The Guaranty will continue until all of the obligations of FFCA Acquisition Corporation under the Master Loan Purchase Agreement are performed and discharged.

     FFCA, in an additional related agreement dated December 14, 1999, issued warrants for two million FFCA common shares (the "Warrant Shares") to Washington Mutual, Inc. at an exercise price of $25.47 per share. One million Warrant Shares immediately vested. The remaining one million Warrant Shares will vest in the following amounts and dates: 333,333 Warrant Shares on December 14, 2000; 333,333 Warrant Shares on December 14, 2001; and 333,334 Warrant Shares on December 14, 2002; provided that the Master Lease Purchase Agreement and the Servicing Agreement are in effect and other conditions are satisfied.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

         Exhibit 10.1 Master Loan Purchase Agreement, dated as of December 14, 1999, between FFCA Acquisition Corporation, as Seller and Washington Mutual Bank, FA, as Purchaser.

         Exhibit 10.2 Guaranty by FFCA, dated as of December 14, 1999, of certain obligations of FFCA Acquisition Corporation for the benefit of Washington Mutual.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FRANCHISE FINANCE CORPORATION OF AMERICA

Dated: December 22, 1999           By: /s/ John Barravecchia
                                       -------------------------------------
                                       John Barravecchia, Executive Vice
                                       President, Chief Financial Officer,
                                       Treasurer and Assistant Secretary

                                  EXHIBIT INDEX


Exhibit No.                       Description

   10.1 Master Loan Purchase Agreement, dated as of December 14, 1999, between FFCA Acquisition Corporation, as Seller and Washington Mutual Bank, FA, as Purchaser.

   10.2 Guaranty by FFCA, dated as of December 14, 1999, of certain obligations of FFCA Acquisition Corporation for the benefit of Washington Mutual.